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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


                  AGREEMENT dated as of July 21, 2000 between Take-Two Interactive Software, Inc., a Delaware corporation (the "Employer" or the "Company"), and Paul Eibeler (the "Employee").

                              W I T N E S S E T H :
                               -------------------

                  WHEREAS, the Employer desires to employ the Employee as its President and to be assured of his services as such on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Employee is willing to accept such employment on such terms and conditions;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Employer and the Employee hereby agree as follows:

                  1. Term. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer for a three-year period commencing effective as of the date first written above (the "Effective Date") (such period being herein referred to as the "Initial Term," and any year commencing on the Effective Date or any anniversary of the Effective Date being hereinafter referred to as an "Employment Year"). After the Initial Term, this Agreement shall be renewable automatically for successive one year periods (each such period being referred to as a "Renewal Term"), unless, more than ninety days prior to the expiration of the Initial Term or any Renewal Term, either the Employee or the Company give written notice that employment will not be renewed.

                  2. Employee Duties.

                       (a) During the term of this Agreement, the Employee shall have the duties and responsibilities of President of the Employer, reporting directly to the Chief Executive Officer of Employer and the Board of Directors of the Employer (the "Board"). It is understood that such duties and responsibilities shall be reasonably related to the Employee's position.

                       (b) The Employee shall devote substantially all of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company. The principal place of performance by the Employee of his duties hereunder shall be the Company's principal executive offices in New York, although the Employee may be required to travel outside of the area where the Company's principal executive offices are located in connection


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with the business of the Company.

                  3. Compensation.

                       (a) During the term of this Agreement, the Employer shall pay the Employee a salary (the "Salary") at a rate of $275,000 per annum in respect of each Employment Year, payable in equal installments bi-weekly, or at such other times as may mutually be agreed upon between the Employer and the Employee. The Salary shall be increased by at least 5% of each Employment Year, provided that the Company's net income per share for the one-year period then ended exceeds the Company's net income per share for the prior one-year period. Such Salary shall be subject to an annual review by the Board and may be increased from time to time at the discretion of the Board.

                       (b) The Employee shall be entitled to an immediate signing bonus equal to $50,000, and an additional bonus of $50,000 payable on February 1, 2001 if Employee is employed by the Company on that date.

                       (c) The Employee shall be paid a bonus equal to (i) $20,000 in respect of each fiscal quarter, commencing with the quarter ending October 31, 2000; provided that the net income per share in any such quarter exceeds the Company's net income per share in the comparable quarter for the prior year and (ii) options to purchase 15,000 shares of Common Stock in respect of each fiscal quarter commencing with the quarter ending October 31, 2000, provided that net income per share in any such quarter exceeds the Company's net income per share in the comparable quarter for the prior year. Any such options shall vest immediately following the end of each fiscal quarter and shall be exercisable at an exercise price equal to the fair market value of the Common Stock on the date of grant.

                       (d) The Employee shall be entitled to receive seven-year options to purchase 275,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date hereof (vesting as to one-third of the shares covered thereby on October 20, 2000 and the second and third anniversaries of the date of grant, respectively).

                       (e) The Employee shall be entitled to receive a car allowance in the amount of $800 per month.

                       (f) The Employee shall be entitled to receive a $1 million in life insurance policy, the premiums for which shall be paid by the Company.

                       (g) In addition to the foregoing, the Employee shall be entitled to such other cash bonuses and such other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded to him by



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the Board during or in respect of his employment hereunder.

                  4. Benefits.

                       (a) During the term of this Agreement, the Employee shall have the right to receive or participate in all benefits and plans which the Company may from time to time institute during such period for its employees and for which the Employee is eligible. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary or any other obligation payable to the Employee pursuant to this Agreement.

                       (b) During the term of this Agreement, the Employee will be entitled to the number of paid holidays, personal days off, vacation days and sick leave days in each calendar year as are determined by the Company from time to time (provided that in no event shall vacation time be fewer than four weeks per year). Such vacation may be taken in the Employee's discretion with the prior approval of the Employer, and at such time or times as are not inconsistent with the reasonable business needs of the Company.

                  5. Travel Expenses. All travel and other expenses incident to the rendering of services reasonably incurred on behalf of the Company by the Employee during the term of this Agreement shall be paid by the Employer. If any such expenses are paid in the first instance by the Employee, the Employer shall reimburse him therefor on presentation of appropriate receipts for any such expenses.

                  6. Termination. Notwithstanding the provisions of Section 1 hereof, the Employee's employment with the Employer may be earlier terminated as follows:

                       (a) By action taken by the Board, the Employee may be discharged for cause (as hereinafter defined), effective as of such time as the Board shall determine. Upon discharge of the Employee pursuant to this Section 6(a), the Employer shall have no further obligation or duties to the Employee, except for payment of Salary through the effective date of termination, and the Employee shall have no further obligations or duties to the Employer, except as provided in Section 7.

                       (b) In the event of (i) the death of the Employee or (ii) by action of the Board and the inability of the Employee, by reason of physical or mental disability, to continue substantially to perform his duties hereunder for a period of 180 consecutive days, during which 180 day period Salary and any other benefits hereunder shall not be suspended or diminished. Upon any termination of the Employee's employment under this Section 6(b), the Employer shall have no further obligations or duties to the Employee. Employer may obtain disability insurance



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naming Employee as an insured, which Employee shall pay for.

                       (c) In the event that Employee's employment with the Employer is terminated by action taken by the Board without cause (as defined below), then the Employer shall have no further obligation or duties to Employee, except for payment of the amounts described below, and Employee shall have no further obligations or duties to the Employer, except as provided in
Section 7. In the event of such termination, the Employer shall continue to pay Salary to the Employee for the remainder of the Initial Term, or the remainder of the current Renewal Term if this Agreement has been renewed; provided, however, that if such termination occurs during the third year of the Initial Term or the final year of any Renewal Term, the Employer shall also pay to the Employee an amount equal to the total Salary and bonus received by the Employee during the 18 months prior to the date of termination.

                       (d) For purposes of this Agreement, the Company shall have "cause" to terminate the Employee's employment under this Agreement upon
(i) the failure by the Employee to substantially perform his duties under this Agreement, (ii) the engaging by the Employee in criminal misconduct (including embezzlement and criminal fraud) which is materially injurious to the Company, monetarily or otherwise, (iii) the conviction of the Employee of a felony or
(iv) gross negligence on the part of the Employee. The Company shall give written notice to the Employee, which notice shall specify the grounds for the proposed termination and the Employee shall be given thirty (30) days to cure if the grounds arise under clauses (i) or (v) above.

                       (e) In the event that Employee's employment with the Employer is terminated upon a Change in Control (as hereinafter defined), then the Employer shall have no further obligation or duties to Employee, except for payment of the amounts described below, and Employee shall have no further obligations or duties to the Employer, except as provided in Section 7. In the event of such termination, the Employer shall pay the Employee an amount equal to 1.5 times the total Salary and bonus received by the Employee during the 12 months prior to the date of termination. All amounts payable to the Employee pursuant to this Section 6(e) shall be paid in one lump-sum payment payable immediately upon such termination, and all options granted to Employee shall vest.

                       (f) For purposes of this Agreement a "Change in Control" shall be deemed to occur (i) upon the election of directors constituting a change in a majority of the Board; (ii) upon the acquisition by any person, entity or group of beneficial ownership of 20 percent or more of either the outstanding shares of common stock of the company or the combined voting power of the then outstanding voting securities of the company entitled to vote generally in the election of directors; (iii)upon a merger



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or consolidation of the Company with any other corporation, which results in the stockholders of the Company prior thereto continuing to represent less than 80 percent of the combined voting power of the voting securities of the Company or the surviving entity after the merger; or (iv) upon the liquidation of the company or the sale of all, or substantially all, of the assets of the Company.

                       (g) For the purposes of this Agreement, Employee shall be deemed to have been terminated without cause if the Company terminates his employment for any reason other than for Cause in strict accordance with Section 6(d) above or if Employee terminates his employment after (i) a material diminution in his title, status, position or responsibilities or his reporting responsibility as specified in Section 2(a) or the assignment to employee of duties that are inconsistent with employee's title, position or responsibilities; or (ii) the Company's requiring, without the written consent of Employee, that he be based at any office or location outside the City of New York or the counties of Westchester, Nassau or Suffolk, New York.

                       (h) In the event that this Agreement is not renewed or the Employee is terminated without cause, the Company may either waive the provisions of Section 7(b) or pay the Salary to the Employee during the term of the non-compete provision of Section 7(b).


                  7. Confidentiality; Noncompetition.

                       (a) The Employer and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in possession of confidential information relating to the business practices of the Company. The term "confidential information" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 7(a), including, but not limited to, information relating to: trade secrets, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that he will not, during or for a period of two years after the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee during his employment by



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Employer, without the prior written consent of Employer; provided, however, that the Employee understands that Employee will be prohibited from misappropriating any trade secret at any time during or after the termination of employment.

                       (b) The Employee hereby agrees that he shall not, during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of the Employee's employment or on the date of termination of the Employee's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's business activities.

                       (c) The Employee hereby agrees that he shall not, during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, or persons listed on the personnel lists of the Company. At no time during the term of this Agreement, or thereafter shall the Employee directly or indirectly, disparage the commercial, business or financial reputation of the Company.

                       (d) For purposes of clarification, but not of limitation, the Employee hereby acknowledges and agrees that the provisions of subparagraphs 7(b) and (c) above shall serve as a prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Employee, (but only those suppliers existing during the time of the Employee's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

                       (e) Upon the termination of the Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Employee including all copies thereof, shall be promptly returned to the Company.

                       (f) (i) The Employee agrees that all processes, technologies and inventions ("Inventions"), including new



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contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by Employer shall belong to the Company, provided that such Inventions grew out of the Employee's work with the Company are related in any manner to the business (commercial or experimental) of the Company or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Employee shall further: (a) promptly disclose such Inventions to the Company;
(b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship;

                           (ii) If any Invention is described in a patent
application or is disclosed to third parties, directly or indirectly, by the Employee within two years after the termination of his employment by the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company; and

                           (iii) The Employee agrees that he will not assert any
rights to any Invention as having been made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

                       (g) The Company shall be the sole owner of all products and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Employee may acquire, obtain, develop or create in connection with and during the term of the Employee's employment hereunder, free and clear of any claims by the Employee (or anyone claiming under the Employee) of any kind or character whatsoever (other than the Employee's right to receive payments hereunder). The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

                       (h) The parties hereto hereby acknowledge and agree that
(i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this Section 7, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

                       (i) The parties hereto hereby acknowledge that, in addition to any other remedies the Company may have under



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Section 7(h) hereof, the Company shall have the right and remedy to require the
Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of Section 7, and the Employee hereby agrees to account for any pay over such Benefits to the Company.

                           (j) Each of the rights and remedies enumerated in
Section 7(h) and 7(i) shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                           (k) If any provision contained in this Section 7 is
hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                           (l) If any provision contained in this Section 7 is
found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

                           (m) It is the intent of the parties hereto that the
covenants contained in this Section 7 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 7 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

                  8. General. This Agreement is further governed by the following provisions:

                           (a) Notices. All notices relating to this Agreement
shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such



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address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

                  To the Employer:

                           Take Two Interactive Software, Inc.
                           575 Broadway
                           New York, New York  10012
                           Attention:  Ryan A. Brant

                  To the Employee:

                           Paul Eibeler
                           41 Frost Creek Drive
                           Lattingtown, NY 11560

                       (b) Parties in Interest. Employee may not delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                       (c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

                       (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Employee agrees to and hereby does submit to jurisdiction before any state or federal court of record in New York County or in the state and county in which such violation may occur, at Employer's election.

                       (e) Warranty. Employee hereby warrants and represents as follows:

                           (i) That the execution of this Agreement and the
discharge of Employee's obligations hereunder will not breach or conflict with any other contract, agreement, or understanding between Employee and any other party or parties.

                           (ii) Employee has ideas, information and know-how
relating to the type of business conducted by Employer, and Employee's disclosure of such ideas, information and know-how to Employer will not conflict with or violate the rights of any



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third party or parties.

                           (iii) Employee will not disclose any trade secrets
relating to the business conducted by any previous employer and agrees to indemnify and hold Employer harmless for any liability arising out of Employee's use of any such trade secrets.

                       (f) Severability. In the event that any term or condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

                       (g) Execution in Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.



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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the date first above written.

                                  TAKE TWO INTERACTIVE SOFTWARE, INC.


                                  By: /s/ Ryan A. Brant
                                     -----------------------------------------
                                     Name:   Ryan A. Brant
                                     Title:  Chief Executive Officer



                                      /s/ Paul Eibeler
                                     ------------------------------------------
                                                 Paul Eibeler

         Amendment No. 1 to Employment Agreement dated as of July 31, 2000 (the "Agreement") between Take-Two Interactive Software, Inc. (the "Employer" or the "Company") and Paul Eibeler ("Employee").

         WHEREAS, the Company and Employee desire to amend the terms of the Agreement.

         NOW, THEREFORE, in consideration of their mutual promises, the Company and Employee hereby agree as follows:

         1. Section 3(a) of the Agreement is hereby amended by substituting $375,000 for $275,000.

         2. Section 3(b) of the Agreement is hereby amended by substituting $25,000 for $20,000 in clause (i).

         3. Section 3(d) of this Agreement is hereby amended by substituting 375,000 for 275,000 and by changing the vesting period to read as follows (vesting as to one-third of the shares covered thereby on October 21, 2000, one-third on October 21, 2001 and one-third on February 28, 2002.

         4. Section paragraph 6(h) is hereby amended to the Agreement to read as follows:

                  "In the event that this Agreement is not renewed, the Employee is terminated without cause or Employee voluntarily terminates his employment hereunder, the Employer shall have no further obligation to Employee, and Employee shall have no further obligation to Employer, except for paragraph 7, provided that Employer may either waive the provisions of Section 7(b)or pay the Salary to the Employee during the term of the non-compete provisions of Section 7(b), and in the event Employee voluntarily terminates his employment hereunder, Employee may exercise the options granted under Section 3(d) during the ninety
(90) day period following the date of termination to the extent such options are exercisable as of the date of termination."

         All other terms and provisions of the Agreement remain unchanged in full force and effect.


Dated:  January 17, 2001            TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                    By:  /s/ Ryan Brant
                                        --------------------------------------
                                    Name:
                                    Title:

                                          /s/ Paul Eibeler
                                        --------------------------------------
                                              Paul Eibeler